      As filed with the Securities and Exchange Commission on April 8, 2002

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                                 NEOFORMA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                              77-0424252
  (State or Other Jurisdiction                                 (I.R.S. Employer
of Incorporation or Organization)                            Identification No.)

                                 Neoforma, Inc.
                                3061 Zanker Road
                           San Jose, California 95134
          (Address of Principal Executive Offices, including Zip Code)

                           1999 Equity Incentive Plan
                        1999 Employee Stock Purchase Plan
                           (Full Titles of the Plans)

                              Andrew L. Guggenhime
                             Chief Financial Officer
                                 Neoforma, Inc.
                                3061 Zanker Road
                           San Jose, California 95134
                                 (408) 468-4000
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             David K. Michaels, Esq.
                            Scott J. Leichtner, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE


====================================================================================================================
                                              Amount         Proposed Maximum       Proposed Maximum       Amount of
                                              To Be           Offering Price            Aggregate         Registration
 Title of Securities To Be Registered       Registered           Per Share           Offering Price           Fee
---------------------------------------- ----------------- ---------------------- ---------------------- ---------------

Common Stock, $0.001 par value               974,461 (1)       $19.49(2)               $18,992,245           $1,748

(1) Represents 894,382 additional shares reserved for issuance upon exercise of stock options under the Registrant's 1999 Equity Incentive Plan, which amount represents an automatic increase effective January 1, 2002 equal to the difference between the number of shares available for grant under the Registrant's 1999 Equity Incentive Plan as of December 31, 2001 and 5% of the total outstanding shares of the Registrant's common stock as of December 31, 2001. Also includes 80,079 additional shares available for issuance under the Registrant's 1999 Employee Stock Purchase Plan, which amount represents an automatic increase effective January 1, 2002 equal to the difference between the number of shares available for grant under the Registrant's 1999 Employee Stock Purchase Plan as of December 31, 2001 and 1% of the total outstanding shares of the Registrant's common stock as of

     December 31, 2001. Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall cover any additional shares of common stock which become issuable under the Registrant's 1999 Equity Incentive Plan or 1999 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transactions without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, and based upon an average of the high and low sales prices for the Registrants' common stock as reported on the Nasdaq National Market on April 2, 2002.

                STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement
-------------------------------------------------------------

     Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the "Commission") to register an additional 894,382 shares under the Registrant's 1999 Equity Incentive Plan, and an additional 80,079 shares under the Registrant's 1999 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. Pursuant to General Instruction E, the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-95299) filed on January 24, 2000 are hereby incorporated by reference into this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

     (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 30, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 8. EXHIBITS.

     4.01 Form of Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant's definitive proxy statement on Schedule 14A filed on June 29, 2000).

     4.02 Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Appendices B and D-3 to the Registrant's definitive proxy statement on Schedule 14A filed on July 17, 2001).

     4.03 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-89077) (the "Form S-1)).

     4.04 Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

     4.05 Amended and Restated Registration Rights Agreement dated June 30, 2000 among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

     4.06 Amendment No. 1 to the Amended and Restated Registration Rights Agreement dated January 25, 2001 (incorporated by reference to Exhibit
          4.03 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000).

     4.07 Registrant's 1999 Equity Incentive Plan (incorporated by reference to
          Exhibit 10.04 to the Form S-1).

     4.08 Registrant's 1999 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.03 to the Form S-1).

     5.01 Opinion of Fenwick & West LLP.

     23.01 Consent of Fenwick & West LLP (included in Exhibit 5.01).

     23.02 Consent of Arthur Andersen LLP, independent public accountants.

     24.01 Power of Attorney (see page 6).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 8th day of April, 2002.

                                          NEOFORMA, INC.

                                          By: /s/ Andrew L. Guggenhime
                                             -----------------------------------
                                               Andrew L. Guggenhime
                                               Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Zollars and Andrew L. Guggenhime, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 8, 2002 by the following persons in the capacities indicated:

                   Signature                                            Title                                Date
                   ---------                                            -----                                ----

             /s/ Robert J. Zollars                  Chief Executive Officer and Chairman of the          April 8, 2002
------------------------------------------------    Board (Principal Executive Officer)
               Robert J. Zollars

            /s/ Andrew L. Guggenhime                Chief Financial Officer (Principal Financial         April 8, 2002
------------------------------------------------    Officer and Principal Accounting Officer)
              Andrew L. Guggenhime

               /s/ Curt Nonomaque                   Director                                             April 8, 2002
------------------------------------------------
                 Curt Nonomaque

             /s/ Richard D. Helppie                 Director                                             April 8, 2002
------------------------------------------------
               Richard D. Helppie

                /s/ Mark McKenna                    Director                                             April 8, 2002
------------------------------------------------
                  Mark McKenna

             /s/ Andrew Filipowski                  Director                                             April 8, 2002
------------------------------------------------
               Andrew Filipowski

             /s/ Jeffrey Hillebrand                 Director                                             April 8, 2002
------------------------------------------------
               Jeffrey Hillebrand

               /s/ Michael Murray                   Director                                             April 8, 2002
------------------------------------------------
                 Michael Murray

              /s/ Robert J. Baker                   Director                                             April 8, 2002
------------------------------------------------
                Robert J. Baker

             /s/ C. Thomas Smith                    Director                                             April 8, 2002
------------------------------------------------
                C. Thomas Smith

                                INDEX TO EXHIBITS

  Exhibit
   Number                            Exhibit Title
   ------           ------------------------------------------------------------
    5.01            Opinion of Fenwick & West LLP
   23.01            Consent of Fenwick & West LLP (included in Exhibit 5.01)
   23.02            Consent of Arthur Andersen LLP, independent public
                    accountants